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                                                                  Exhibit 99.n.

                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated September 24, 2003, relating to the financial statements of the Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund, which are incorporated by reference in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Baltimore, Maryland
December 10, 2003